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                         [LETTERHEAD OF MERRILL LYNCH]

                                                                August 3, 2000

Sel-Leb Marketing, Inc.
495 River Street
Paterson, NJ 07524

                  Re: Temporary WCMA Line of Credit Increase

Ladies & Gentlemen:

This Letter Agreement will serve to confirm certain agreements of Merrill Lynch Business Financial Services Inc. ("MLBFS") and Sel-Leb Marketing, Inc. ("Customer") with respect to: (i) that certain WCMA AND TERM LOAN AND SECURITY AGREEMENT No. 9811551601 between MLBFS and Customer (including any previous amendments and extensions thereof), and (ii) all other agreements between MLBFS and Customer or any party who has guaranteed or provided collateral for Customer's obligations to MLBFS ("Guarantor") in connection therewith (collectively, the "Loan Documents"). Capitalized terms used herein and not defined herein shall have the meaning set forth in the Loan Documents.

Subject to the terms hereof, effective as of the "Effective Date" (as defined below) the Loan Documents are hereby amended as follows:

(a) During the period between the Effective Date and September 30, 2000 (the "Initial Increase Period"), the term "Maximum WCMA Line of Credit" shall mean an amount equal to the lesser of: (A) $4,550,000.00, or (B) 80% of Customer's domestic Accounts and Chattel Paper, as shown on its regular books and records (excluding Accounts over 90 days old, Chattel Paper with installments or other sums more than 90 days past due, and Accounts and Chattel Paper directly or indirectly due from any person or entity not domiciled in the continental United States, Alaska or Hawaii, or from any shareholder, officer or employee of Customer or any affiliated entity) plus 50% of Customer's Inventory, as shown on its regular books and records, up to a maximum of $3,250,000.00, and less the aggregate outstanding balance of Customer's Term Loan Nos. 9811551601 and 9911550701 and issued Letters of Credit

(b) Commencing on the first Business Day immediately following the Initial Increase Period, and continuing thereafter to and including October 31, 2000 (the "Increase End Date"), the "Maximum WCMA Line of Credit" shall mean an amount equal to the lesser of: (A) $4,550,000.00, or (B) 80% of Customer's domestic Accounts and Chattel Paper, as shown on its regular books and records (excluding Accounts over 90 days old, Chattel Paper with installments or other sums more than 90 days past due, and Accounts and Chattel Paper directly or indirectly due from any person or entity not domiciled in the continental United States, Alaska or Hawaii, or from any shareholder, officer or employee of Customer or any affiliated entity) plus 50% of Customer's Inventory, as shown on its regular books and records, up to a maximum of $2,750,000.00, and less the aggregate outstanding balance of Customer's Term Loan Nos. 9811551601 and 9911550701 and issued Letters of Credit. PRIOR TO THE CLOSE OF BUSINESS ON THE LAST DAY OF THE INITIAL INCREASE


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Sel-Leb Marketing, Inc.
August 3, 2000
Page No. 2


PERIOD, CUSTOMER SHALL REPAY ANY AMOUNT OUTSTANDING IN EXCESS OF SUCH REDUCED Maximum WCMA LINE OF CREDIT.

(c) Commencing on the first Business Day immediately following the Increase End Date, and continuing thereafter to and including the Maturity Date, the "Maximum WCMA Line of Credit" shall be reduced to an amount equal to the lesser of: (A) $3,800,000.00, or (B) 80% of Customer's domestic Accounts and Chattel Paper, as shown on its regular books and records (excluding Accounts over 90 days old, Chattel Paper with installments or other sums more than 90 days past due, and Accounts and Chattel Paper directly or indirectly due from any person or entity not domiciled in the continental United States, Alaska or Hawaii, or from any shareholder, officer or employee of Customer or any affiliated entity) plus 50% of Customer's Inventory, as shown on its regular books and records, up to a maximum of $2,750,000.00, and less the aggregate outstanding balance of Customer's Term Loan Nos. 9811551601 and 9911550701 and issued Letters of Credit. PRIOR TO THE CLOSE OF BUSINESS ON THE INCREASE END DATE, CUSTOMER SHALL REPAY ANY AMOUNT OUTSTANDING IN EXCESS OF SUCH REDUCED Maximum WCMA LINE OF CREDIT.

(d) In connection with said temporary increase, Customer agrees to pay MLBFS a fee of $20,000.00. Customer hereby authorizes and directs MLBFS to charge the said fee to WCMA Account No. 885-07E38 on or at any time after the Effective Date.

(e) The "Net Cash Flow" of Customer as of the end of its semi-annual fiscal period dated June 30 shall not be less than $0.00. As used herein, "Net Cash Flow" shall mean the (i) the sum of Customer's annual net after-tax income, any non-recurring expenses and depreciation and similar non-cash charges, less (ii) the sum of 50% of the current portion of Customer's long term debt, any non-recurring income and any dividends or other distributions to its owners; all as set forth on Customer's regular semi-annual financial statements prepared in a manner consistent with the terms hereof.

(f) The "Net Cash Flow" of Customer as of the end of each of its fiscal years shall not be less than $100,000.00. As used herein, "Net Cash Flow" shall mean the (i) the sum of Customer's annual net after-tax income, any non-recurring expenses and depreciation and similar non-cash charges, less (ii) the sum of the current portion of Customer's long term debt, any non-recurring income and any dividends or other distributions to its owners; all as set forth on Customer's regular annual financial statements prepared in a manner consistent with the terms hereof.

Except as expressly amended hereby, the Loan Documents shall continue in full force and effect upon all of their terms and conditions.

By their execution of this Letter Agreement, the below-named Guarantors hereby consent to the foregoing modifications to the Loan Documents, and hereby agree that the "Obligations" under their respective Unconditional Guaranty and/or agreements providing collateral shall extend to and include the Obligations of Customer under the Loan Documents, as amended hereby.

Customer and said Guarantors acknowledge, warrant and agree, as a primary inducement to MLBFS to enter into this Agreement, that: (a) no Default or Event of Default has occurred and is continuing under the Loan Documents; (b) each of the warranties of Customer in the Loan Documents are true and correct as of the date hereof and shall be deemed remade as of the date

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Sel-Leb Marketing, Inc.
August 3, 2000
Page No. 3


hereof; (c) neither Customer nor any of said Guarantors have any claim against MLBFS or any of its affiliates arising out of or in connection with the Loan Documents or any other matter whatsoever; and (d) neither Customer nor any of said Guarantors have any defense to payment of any amounts owing, or any right of counterclaim for any reason under, the Loan Documents.

The obligations of MLBFS under this Letter Agreement are subject to its receipt (where applicable) and satisfaction with the following:

         All late fees and payments due in connection with Term Loan No. 9811551601 and Term Loan No. 9911550701 each in the name of Customer.

Provided that no Event of Default, or event which with the giving of notice, passage of time, or both, would constitute an Event of Default, shall then have occurred and be continuing under the terms of the Loan Documents, and the condition specified above shall have been met to our satisfaction, the amendments and agreements in this Letter Agreement will become effective on the date (the "Effective Date") upon which: (a) Customer and the Guarantors shall have executed and returned the duplicate copy of this Letter Agreement and the other document enclosed herewith; and (b) an officer of MLBFS shall have reviewed and approved this Letter Agreement and said other document as being consistent in all respects with the original internal authorization hereof.

Notwithstanding the foregoing, if Customer and the Guarantors do not execute and return the duplicate copy of this Letter Agreement and said other document within 14 days from the date hereof, or if for any other reason (other than the sole fault of MLBFS) the Effective Date shall not occur within said 14-day period, then all of said amendments and agreements will, at the sole option of MLBFS, be void.

Very truly yours,

Merrill Lynch Business Financial Services Inc.

By:  /s/ Tony Lau TRP
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         Tony Lau
         Senior Relationship Manager

Accepted:

Sel-Leb Marketing, Inc.

By:  /s/ Jan S. Mirsky
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Printed Name: /s/ Jan S. Mirsky
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Title: Executive Vice President
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Sel-Leb Marketing, Inc.
August 3, 2000
Page No. 4


Approved:

Ales Signature Ltd.

By:  /s/ Jan S. Mirsky
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Printed Name: /s/ Jan S. Mirsky
             -------------------------------

Title: Executive Vice President
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